SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) June 17, 2005
                                                          -------------

                           TENGTU INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

   Delaware                        000-29957                     77-0407366
--------------------------------------------------------------------------------
(State or Other                   (Commission                 (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)

                                 236 Avenue Road
                        Toronto, Ontario, Canada M5R 2J4
               (Address of Principal Executive Offices) (Zip Code)

                                  416-963-3999
              (Registrant's Telephone Number, Including Area Code)

              -----------------------------------------------------
      (Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

      On June 17, 2005 Tengtu International Corp. ("Tengtu" or the "Company") appointed Li Wei Hua as the chief operating officer of the Company and its subsidiary in China - Tengtu United Electronics Development, Co. Ltd. ("Tengtu United").

      Mr. Li, age 40, will oversee the operation of the Company's and Tengtu United's business and the management of all the sales branches in China.

      Mr. Li received B.A. degree in International Economics from Beijing University in 1986 and Masters degree in economics from the Institute of International World Economics and Politics. From 1989 to 1992, Mr. Li worked in the Institute of World Economy and Politics as an assistant research fellow. From 1992 to 1996, Mr. Li served as a General Manager of Wanguo Securities Hainan Branch. In 1997, Mr. Li worked as a financial journalist before going to work in 1998 as a branch manager for China Everbright Securities for the next five years. In 2004, Mr. Li worked at China Everbright Bank as the deputy general manager of its asset management department.

      Mr. Li is to receive a salary of $50,000 per annum and a bonus of up to $10,000 per annum at the discretion of the CEO of the Company. Mr. Li is also to receive stock options to purchase an aggregate of 450,000 shares of the Company's common stock which shall vest over three years on the anniversary of his appointment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Tengtu International Corp.


                                        By: /s/ Dr. Penghui Liu
                                           -------------------------------------
                                           Dr. Penghui Liu, CEO

Dated: June 21, 2005